UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2015 (February 11, 2015)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

5.625% Senior Notes Due 2023

As previously reported, on February 5, 2015, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”), and its subsidiary guarantors named therein (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which it agreed to sell $375 million in aggregate principal amount of its 5.625% senior notes due 2023 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and the several other initial purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”).

On February 11, 2015, the Company completed the sale of the Notes to the Initial Purchasers, and the Initial Purchasers resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Company used the net proceeds to fund a portion of the purchase price for the acquisition of CRC Health Group, Inc. (“CRC”) and the fees and expenses related to the transaction.

The Notes were issued pursuant to an indenture, dated as of February 11, 2015 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Notes mature on February 15, 2023 and bear interest at a rate of 5.625% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. The Notes are the Company’s senior unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

The Company may redeem the Notes at its option, in whole or part, at any time prior to February 15, 2018, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after February 15, 2018, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before February 15, 2018, the Company may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) create liens on assets. If on any date following the issue date the Notes are rated investment grade (as more fully described in the Indenture), certain covenants, including with respect to asset sales, restricted payments and indebtedness, will be suspended (for so long as the Notes maintain such rating and no event of default has occurred). The Indenture also provides for customary events of default.

The Initial Purchasers and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to Acadia from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with Acadia. In particular, affiliates of certain of the Initial Purchasers are lenders under the Company’s Amended and Restated Senior Secured Credit Facility.

The descriptions of the Notes and the Indenture contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Notes and the Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference. The Purchase Agreement was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 8-K filed on February 6, 2015.

Registration Rights Agreement

On February 11, 2015, in connection with the private placement of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) file a registration statement no later than 360 days after the closing date of the offering with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than 450 days after the closing date of the offering; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Seventh Amendment to Amended and Restated Credit Agreement

On February 6, 2015, the Company entered into a Seventh Amendment (the “Seventh Amendment”) to its Amended and Restated Credit Agreement, dated as of December 31, 2012 (as amended from time to time, the “Credit Agreement”). The Seventh Amendment added Citibank, N.A. as an “L/C Issuer” under the Credit Agreement in order to permit the rollover of CRC’s existing letters of credit into the Credit Agreement and increased both the Company’s Letter of Credit Sublimit and Swing Line Sublimit to $20,000,000.

The foregoing is only a summary of the material terms of the Seventh Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

First Incremental Facility Amendment to Amended and Restated Credit Agreement

On February 11, 2015, the Company entered into a First Incremental Facility Amendment (the “First Incremental Amendment”) to the Credit Agreement. The First Incremental Amendment activated a new $500 million incremental Term Loan B facility (the “TLB Facility”) to be added to the Company’s Amended and Restated Senior Secured Credit Facility (the “Senior Credit Facility”), subject to limited conditionality provisions. Borrowings under the TLB Facility were used to fund a portion of the purchase price for the Company’s acquisition of CRC, as further described below.

The Company is required to repay the TLB Facility in equal quarterly installments of $1,250,000 on the last business day of each March, June, September and December, with the outstanding principal balance of the TLB Facility due on February 11, 2022. Eurodollar Rate Loans with respect to the TLB Facility bear interest at the Applicable Rate (as defined below) plus the Eurodollar Rate (as defined in the Credit Agreement) (subject to a floor of 0.75% and based upon the LIBOR Rate (as defined in the Credit Agreement) prior to commencement of the interest rate period). Base Rate Loans bear interest at the Applicable Rate plus the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate and (iii) the Eurodollar Rate plus 1.0%. As used herein, the term “Applicable Rate” means, with respect to Eurodollar Rate Loans, 3.50%, and with respect to Base Rate Loans, 2.50%. Capitalized terms used herein and not defined have the meaning set forth in the Credit Agreement.

The lenders who provided the TLB Facility (“TLB Lenders”) are not entitled to benefit from the Company’s maintenance of its financial covenants under the Credit Agreement. Accordingly, if the Company fails to maintain its financial covenants, such failure shall not constitute an event of default under the Credit Agreement with respect to the TLB Facility until and unless the Senior Credit Facility is accelerated or the commitment of the lenders to make further loans is terminated. As a result of the consummation of the acquisition of CRC, the maximum covenant levels for the Company’s consolidated leverage ratio have now been increased for each fiscal quarter to the following levels:

	March 31	June 30	September 30	December 31
2014	N/A	N/A	5.75x	5.50x
2015	6.75x	6.75x	6.50x	6.00x
2016	6.00x	6.00x	6.00x	5.50x
2017	5.50x	5.50x	5.50x	5.00x
2018	5.00x	5.00x	5.00x	4.50x

As a result of the consummation of the acquisition of CRC, the maximum covenant levels for the Company’s consolidated senior secured leverage ratio have been increased for each fiscal quarter to the following levels:

June 30, 2014 - September 30, 2015	3.75x
December 31, 2015 and each fiscal quarter thereafter	3.50x

The foregoing is only a summary of the material terms of the First Incremental Amendment and does not purport to be complete, and is qualified in its entirety by reference to the First Incremental Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Amended and Restated Stockholders Agreement

Concurrently with the execution of the Merger Agreement (as defined below), the Company entered into an Amended and Restated Stockholders Agreement (the “New Stockholders Agreement”) with the stockholders named therein, including affiliates of Waud Capital Partners, L.L.C. (the “WCP Investors”) and affiliates of Bain Capital Partners, LLC (the “Bain Investors”). The New Stockholders Agreement became effective upon closing of the CRC acquisition and amends and replaces the existing Stockholders Agreement, dated as of November 1, 2011, as amended (the “Existing Stockholders Agreement”).

The New Stockholders Agreement generally grants the WCP Investors the right to designate, following the expiration of the current term of directors designated by the WCP Investors, one nominee for election to the board of directors of the Company for one additional three-year term. The WCP Investors also retain a consent right over the removal of existing directors designated by the WCP Investors and any vacancies in such designated board seats may be filled by the WCP Investors prior to the expiration of the current terms of such directors. The New Stockholders Agreement includes a standstill provision that would prevent the Bain Investors from acquiring additional shares of Acadia, mounting a proxy contest, seeking to enter into a merger agreement, taking Acadia private or taking certain other actions involving the sale or purchase of a substantial portion of Acadia’s securities or debt. Consistent with the Existing Stockholders Agreement, the New Stockholders Agreement also contains certain transfer restrictions with respect to equity of the Company held by the management stockholders party to the New Stockholders Agreement.

The foregoing description of the New Stockholders Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Stockholders Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2014.

Second Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Second Amended and Restated Registration Rights Agreement (the “New Registration Rights Agreement”) with the parties named therein. The New Registration Rights Agreement amends and replaces the existing Amended and Restated Registration Rights Agreement dated as of April 1, 2011 (the “Existing Registration Rights Agreement”). On February 11, 2015, the Company entered into an amendment (the “RRA Amendment”) to the New Registration Rights Agreement to add an additional party to the agreement as a Bain Investor.

The New Registration Rights Agreement grants certain stockholders, including WCP Investors and Bain Investors, “demand” registration rights for registered offerings and “piggyback” registration rights with respect to the Company’s securities. All expenses incident to registrations are required to be borne by the Company.

The foregoing description of the New Registration Rights Agreement and the RRA Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Registration Rights Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2014, and the RRA Amendment, which is attached to this Current Report on Form 8-K as Exhibit 4.6 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 11, 2015, Acadia completed the planned acquisition of CRC, a leading provider of treatment services for addiction and other behavioral disorders in the United States, operating 35 residential facilities and 81 comprehensive treatment facilities, located in 30 states and treating approximately 44,000 patients per day. The parties consummated the acquisition pursuant to an Agreement and Plan of Merger, dated as of October 29, 2014 (the “Merger Agreement”), by and among the Company, Copper Acquisition Co., Inc., a newly formed Delaware corporation wholly owned by the Company (the “Merger Subsidiary”), and CRC, pursuant to which, among other things, the Merger Subsidiary was merged with and into CRC with CRC surviving as a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, among other things, at the effective time of the Merger (i) the Company issued 5,975,326 shares of its common stock, $0.01 par value per share (“Common Stock”), to certain holders of CRC common stock in exchange for shares of CRC common stock; (ii) all other CRC securities and equity awards were cancelled and the holders of these other securities and equity awards were entitled to receive an amount in cash in exchange for these other securities based on the market value of the Common Stock, and (iii) substantially all outstanding indebtedness for borrowed money of CRC was repaid. To fund the cash used to repay outstanding CRC indebtedness, to pay CRC security holders for their CRC equity and to pay fees and expenses relating to the Merger and the related financing transactions, the Company issued $375 million of Notes; borrowed $500 million under the TLB Facility and $25 million under Acadia’s existing revolving credit facility, in each case under its Senior Credit Facility; and used approximately $70 million of cash on hand.

For additional information regarding the CRC acquisition, see the Merger Agreement filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 30, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

On February 11, 2015, the Company issued 5,975,326 shares of Common Stock to certain holders of CRC common stock in connection with the Merger. The Common Stock was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the shares were issued to the owners of a company acquired in a privately negotiated transaction not involving any public offering or solicitation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 11, 2015, in connection with the closing of the Merger and pursuant to the terms of the Merger Agreement, the Company’s board of directors appointed Christopher R. Gordon to serve as a Class III director of the Company whose term expires at the Company’s annual meeting of stockholders in 2017. Mr. Gordon has been a Managing Director of Bain Capital Partners, LLC (“Bain Capital”) since 2009. Prior to joining Bain Capital, Mr. Gordon was a consultant at Bain & Company, Inc. Mr. Gordon received an A.B. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Gordon also serves as a director of Air Medical Group Holdings, Inc., Beacon Health Options, Physio Control, Inc., Quintiles Transnational Corporation and Grupo Notre Dame Intermedica.

Mr. Gordon will receive compensation for his service to the Company in accordance with the Company’s existing compensation plan for non-employee directors. Information with respect to the director compensation plan is set forth in the definitive proxy statement for the Company’s 2014 annual meeting of stockholders, filed with the SEC on April 11, 2014. In connection with his appointment, Mr. Gordon entered into an indemnification agreement with the Company comparable to the agreement in place with other directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Acadia previously filed the following financial statements of CRC as Exhibit 99.2 and Exhibit 99.3 to its Current Report on Form 8-K filed January 28, 2015, which are incorporated herein by reference:

Audited Consolidated Financial Statements of CRC

•	Independent Auditors’ Report

•	Audited Consolidated Balance Sheets as of December 31, 2013 and 2012 (As Restated)

•	Audited Consolidated Statements of Operations for the years ended December 31, 2013, 2012 (As Restated) and 2011 (As Restated)

•	Audited Consolidated Statements of Comprehensive Loss for the years ended December 31, 2013, 2012 (As Restated) and 2011 (As Restated)

•	Audited Consolidated Statements of Changes in Equity (Deficit) for the years ended December 31, 2013, 2012 (As Restated) and 2011 (As Restated)

•	Audited Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 (As Restated) and 2011 (As Restated)

•	Notes to Audited Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements of CRC

•	Unaudited Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013

•	Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and 2013

•	Unaudited Condensed Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2014 and 2013

•	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2014 and 2013

•	Notes to Unaudited Condensed Consolidated Financial Statements

(b)	Pro Forma Financial Information.

Acadia previously filed the following unaudited pro forma condensed combined financial information of Acadia and its subsidiaries as Exhibit 99.1 to its Current Report on Form 8-K filed January 28, 2015, which are incorporated herein by reference.

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2014

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2013

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2014

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2013

•	Notes to Unaudited Pro Forma Condensed Combined Financial Information

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.625% Senior Note due 2023 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

4.4	Amended and Restated Stockholders Agreement, dated as of October 29, 2014, by and among the Company and each of the stockholders named therein. (1)

4.5	Second Amended and Restated Registration Rights Agreement, dated as of October 29, 2014, by and among the Company and each of the parties named therein. (1)

4.6	Amendment, dated February 11, 2015, to the Second Amended and Restated Registration Rights Agreement dated as of October 29, 2014, by and among the Company and each of the parties named therein.

10.1	Seventh Amendment, dated February 6, 2015, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

10.2	First Incremental Facility Amendment, dated February 11, 2015, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99.1	Unaudited Pro Forma Condensed Combined Financial Information. (2)

99.2	Audited Consolidated Financial Statements of CRC. (2)

99.3	Unaudited Condensed Consolidated Financial Statements of CRC. (2)

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on October 30, 2014 (File No. 001-35331).
(2)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 28, 2015 (File No. 001-35331).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: February 12, 2015	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.625% Senior Note due 2023 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

4.4	Amended and Restated Stockholders Agreement, dated as of October 29, 2014, by and among the Company and each of the stockholders named therein. (1)

4.5	Second Amended and Restated Registration Rights Agreement, dated as of October 29, 2014, by and among the Company and each of the parties named therein. (1)

4.6	Amendment, dated February 11, 2015, to the Second Amended and Restated Registration Rights Agreement dated as of October 29, 2014, by and among the Company and each of the parties named therein.

10.1	Seventh Amendment, dated February 6, 2015, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

10.2	First Incremental Facility Amendment, dated February 11, 2015, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99.1	Unaudited Pro Forma Condensed Combined Financial Information. (2)

99.2	Audited Consolidated Financial Statements of CRC. (2)

99.3	Unaudited Condensed Consolidated Financial Statements of CRC. (2)

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on October 30, 2014 (File No. 001-35331).
(2)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on January 28, 2015 (File No. 001-35331).